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                                                                   EXHIBIT 99.1

                            GAMMA BIOLOGICALS, INC.

                    1997 OUTSIDE DIRECTOR STOCK OPTION PLAN

                                   ARTICLE I

                                    Purpose

  Gamma Biologicals, Inc. (the "Company") is dependent for the successful conduct of its business on the initiative, effort and judgment of its directors. This Outside Director Stock Option Plan (the "Plan") is intended to provide the outside directors of the Company additional compensation for their service as directors and an incentive, through options to acquire stock in the Company, to increase the value of the Company's Common Stock (as defined below).

                                  ARTICLE II

                                Administration

  The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan and the policies of each stock exchange on which any of the Company's stock at any time may be traded, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations regulating it, and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determination on the matters referred to in this Plan shall be final, conclusive and binding upon all optionees. No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

                                  ARTICLE III

                         Eligibility and Participation

  Under the Plan each director who at the time of his initial appointment or election to the Board is not an employee of the Company and who is first elected or appointed to the Board after September 1, 1996 ("Eligible Outside Director") shall, effective as of the later of May 14, 1997 or the date of his appointment or election to the Board, be granted an option to purchase from the Company 10,000 shares of the Company's Common Stock, par value $0.10 per share ("Common Stock"), at a price determined as set forth in Article IV below. The Board shall have plenary authority, in its sole discretion and as it deems appropriate in lieu of cash compensation to directors, to grant additional options to purchase Common Stock from the Company at a price determined as set forth in Article IV below.

                                  ARTICLE IV

                       Terms and Conditions of Options;
                         Option Price; Transferability

  (a) Each option granted under the Plan shall be evidenced by a Director Stock Option Agreement (the "Agreement") in substantially the form attached hereto as Exhibit A, or such other form as may be hereafter approved by the Board on the advice of counsel to the Company. The Agreement shall be executed by the Company and the optionee.

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  (b) The Board shall determine the per share option price for each option, but in no event shall the per share option price be less than an amount equal to 85% of the arithmetic mean (rounded up to the nearest 1/8 of a dollar) of the Fair Market Value of the Common Stock on the last trading day of each of the six calendar months preceding the date of grant of the option. In no event shall the option price be less than the par value of the Company's Common Stock.

  (c) Options granted hereunder shall not be transferable otherwise than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules thereunder.

  (d) No stock option granted hereunder shall be exercisable unless the Plan and all shares issuable on the exercise thereof have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and all other applicable securities laws, and there is available for delivery a prospectus meeting the requirements of Section 10 of the 1933 Act, or the Company shall have first received the opinion of its counsel that registration under the 1933 Act and all other applicable securities laws is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the stock option is being exercised have not been registered under the 1933 Act and all other applicable securities laws, the Company may require the optionee to provide the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of such counsel that registration under the 1933 Act and all other applicable securities laws is not required. Share certificates issued to the optionee upon exercise of the stock option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable.

  (e) For purposes of the Plan, the term "Fair Market Value" on any date shall mean (i) if the Common Stock is listed or admitted to trade on a national securities exchange or national market system, the closing price of the Common Stock, as published in the Wall Street Journal, so listed or admitted to trade on such date or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding date on which there was trading in such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange or national market system, the mean between the bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Common Stock are not so furnished through NASDAQ or a similar organization, the value established by the Board for purposes of the Plan. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                                   ARTICLE V

                  Shares Subject to Plan and Duration of Plan

  The Plan shall expire and terminate on the earlier to occur of (i) May 14, 2007 and (ii) the date on which there have been granted to Eligible Outside Directors pursuant to the Plan options to purchase an aggregate of 100,000 shares of the Common Stock (subject to adjustment as provided in Article VI). Shares subject to options under the Plan may be either authorized and unissued shares or issued shares which have been acquired by the Company and are being held in its treasury, in the sole discretion of the Board.

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                                  ARTICLE VI

                                  Adjustments

  (a) Adjustments Upon Changes in Capitalization. Subject to any required action by the Company's directors and shareholders, the number of shares provided for in each outstanding stock option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split, a reverse stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, and shall also be proportionately adjusted in the event of a spin-off, spin-out, or other distribution of assets to shareholders of the Company, to the extent necessary to prevent dilution of the interests of grantees pursuant to the Plan or of the other shareholders of the Company, as applicable. If the Company shall engage in a merger, consolidation, reorganization or recapitalization, each outstanding stock option (or if such transaction involves less than all of the shares of the Company's Common Stock, then a number of stock options proportionate to the number of such involved shares), shall become exercisable for the securities and other consideration to which a holder of the number of shares of the Company's Common Stock subject to each such stock option would have been entitled to receive in any such merger, consolidation, reorganization or recapitalization.

  (b) Acceleration. In the event of a potential merger or consolidation involving the Company regardless of whether the Company is the surviving entity of such merger or consolidation, a potential liquidation or dissolution of the Company, a potential sale or other disposition by the Company of all or substantially all of its assets, or a potential sale or other disposition by the shareholders of the Company of all or substantially all of the outstanding Common Stock to one purchaser (any such merger, consolidation, liquidation, dissolution, or sale being referred to herein as a "Significant Event"), then the Company shall have the option of terminating all outstanding stock options upon the actual occurrence of the Significant Event, by notice to all optionees at least 15 days before the occurrence of the Significant Event. Any exercise by an optionee in these circumstances may be conditioned upon the occurrence of the Significant Event. Upon the actual occurrence of the Significant Event, each outstanding stock option shall terminate if the Company exercises its option under this paragraph (b). If the potential Significant Event does not in fact occur for any reason, then the Company's exercise of its option under this paragraph (b) shall have no effect and his or her rights will be the same as if the Company had never exercised its option under this paragraph (b).

  (c) Change of Par Value. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

  (d) Miscellaneous. The adjustments provided for in this Article shall be made by the Board whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Article, the holder of a stock option shall not be entitled to the privilege of stock ownership as to any shares of Common Stock or other stock not actually issued and delivered to the holder. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any stock option. The grant of a stock option pursuant to the Plan shall not affect in any way the right or power of the Company to, among other things, make adjustments, reclassifications,

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reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE VII

                          Amendment or Discontinuance

  The Board may at any time and from time to time amend the Plan, as it shall deem advisable. In addition to Board approval of any amendment to the Plan, if the Board further determines on advice of counsel that it is necessary or desirable to obtain shareholder approval of any amendment to the Plan in order to comply with Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor rule, as it shall read as of the time of amendment, or for any other reason, then the effectiveness of any such amendment may be conditioned upon its approval by the holders of a majority of the outstanding voting stock of the Company (voting as a single class), and entitled to vote on, and voted for or against approval of, the amendment at a meeting of such shareholders duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated, or such other shareholder approval as may be specified by the Board.

  No change may be made in, and no amendment, rescission, suspension or termination of the Plan shall have an effect on, stock options previously granted under the Plan which may impair or alter the rights or obligations of the holders thereof, except that any change may be made in stock options previously granted with the consent of the optionees.

                                 ARTICLE VIII

                                 Miscellaneous

  (a) Governing Law. The Plan and the stock options issued hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed within that State.

  (b) No Liability for Good Faith Determinations. The members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any stock option granted under it. All Board members shall also be entitled, with respect to all matters relating to the Plan, to all of the protections and rights, including without limitation indemnification and limitation of liability rights, provided to Board members generally pursuant to applicable law, the Articles of Incorporation of the Company, the Bylaws of the Company or otherwise.

  (c) Other Benefits. Participation in the Plan shall not preclude the optionee from eligibility in any other stock option plan of the Company or any of its subsidiaries or any benefit, insurance, pension, profit sharing, retirement, bonus or other compensation plans that the Company or any of its subsidiaries has adopted, or may, at any time, adopt for the benefit of directors.

  (d) Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

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  (e) Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date that it is personally delivered or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until it is changed in accordance herewith, the Company and each optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

                                  ARTICLE IX

                             Shareholder Approval

  The Plan shall be effective as of May 14, 1997, the date on which it received the approval of a majority of the disinterested members of the Board. However, the Plan and all stock options granted under the Plan shall be void if the Plan is not approved on or before September 15, 1997 by the holders of a majority of the outstanding voting stock of the Company (voting as a single class) present, or represented, and entitled to vote at a meeting of such shareholders duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated. No stock option granted under the Plan shall be exercisable in whole or in part unless and until such shareholder approval is obtained.

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